As filed with the Securities and Exchange Commission on April 21, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASTA FUNDING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3388607
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

210 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
(201) 567-5648
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert J. Michel
Chief Financial Officer
Asta Funding, Inc.
210 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
(201) 567-5648
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Alan Wovsaniker, Esq.
Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone: (973) 597-2500

Approximate date of commencement of proposed sale to public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum Aggregate	Amount of
Securities to be Registered(1)	Registered(1)	Offering Price Per Unit	Offering Price(2)(3)	Registration Fee(4)
Common stock, $0.01 par value per share	—	(5)	(5)	(5)
Preferred stock, $0.01 par value per share	—	(5)	(5)	(5)
Debt securities	—	(5)	(5)	(5)
Warrants	—	(5)	(5)	(5)
Units	—	(5)	(5)	(5)
Total			$100,000,000	$7,130

(1)	This registration statement covers the registration of such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and units consisting of any combination of such securities, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of preferred stock, debt securities or warrants being registered hereunder or pursuant to the antidilution provisions of any such securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)	The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(5)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 21, 2010

PRELIMINARY PROSPECTUS

$100,000,000

ASTA FUNDING, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time offer and sell common stock, preferred stock, debt securities, warrants and units, having an aggregate offering price of up to $100,000,000. We may offer and sell these securities separately or together in any combination. We may offer and sell these securities to or through underwriters, directly to investors or through agents. We will specify the terms of the securities, and the names of any underwriters or agents and their respective compensation, in supplements to this prospectus.

Our common stock is listed on the NASDAQ Global Select Market and traded under the symbol “ASFI.” The closing bid price of our common stock on the NASDAQ Global Select Market on April 16, 2010 was $7.34 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is          , 2010.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Asta Funding, Inc. or any such person. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Asta Funding, Inc. since the date hereof. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

An investment in our securities involves certain risks that should be carefully considered by prospective investors. See “Risk Factors.”

You should read this prospectus and any prospectus supplement as well as additional information described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” on pages 20 and 21, respectively.

ASTA FUNDING, INC.

We acquire and manage for our own account, distressed consumer receivables. These portfolios generally consist of one or more of the following types of distressed consumer receivables:

•	charged-off receivables — accounts that have been written-off by the originators and may have been previously serviced by collection agencies;

•	semi-performing receivables — accounts where the debtor is currently making partial or irregular monthly payments, but the accounts may have been written-off by the originators; and

•	performing receivables — accounts where the debtor is making regular monthly payments that may or may not have been delinquent in the past.

We acquire these consumer receivable portfolios at a significant discount to the total amounts actually owed by the debtors. We acquire these portfolios after a qualitative and quantitative analysis of the underlying receivables and calculate the purchase price so that our estimated cash flow offers us an adequate return on our investment after servicing expenses. After purchasing a portfolio, we actively monitor its performance and review and adjust our collection and servicing strategies accordingly.

We purchase receivables from creditors and others through privately negotiated direct sales, brokered transactions and auctions in which sellers of receivables seek bids from several pre-qualified debt purchasers. These receivables consist primarily of MasterCard®, Visa®, private label and credit card accounts, among other types of receivables. We are seeking to expand the range or types of consumer receivables and consumer retail installment contracts which we might acquire. We pursue new acquisitions of consumer receivable portfolios from originators of consumer debt, on an ongoing basis through:

•	our relationships with industry participants, financial institutions, collection agencies, investors and our financing sources;

•	brokers who specialize in the sale of consumer receivable portfolios; and

•	other sources.

Our objective is to maximize our return on investment in acquired consumer receivable portfolios. As a result, before acquiring a portfolio, we analyze the portfolio to determine how to best maximize collections in a cost efficient manner and decide whether to use our internal servicing and collection department, third-party collection agencies and attorneys, or a combination of all three options.

If we elect to outsource the servicing of receivables, our management typically determines the appropriate third-party collection agencies and attorneys based on the type of receivables purchased. Once a group of receivables is sent to third-party collection agencies and attorneys, our management actively monitors and reviews the third-party collection agencies’ and attorneys’ performance on an ongoing basis. Based on portfolio performance considerations, our management either will move certain receivables from one third-party collection agency or attorney to another or to our internal servicing department if it anticipates that this will result in an increase in collections or it will sell the portfolio. Additionally, we have a collection center, which currently employs approximately 47 collection-related staff, including senior management. These employees assist us in benchmarking our third-party collection agencies and attorneys, and give us greater flexibility for servicing a percentage of our consumer receivable portfolios in-house.

We acquire portfolios through a combination of internally generated cash flow and bank debt. In the past, on certain large portfolio acquisitions we have partnered with a large financial institution in which we shared in the finance income generated from the collections on the portfolios.

For the years ended September 30, 2009, 2008 and 2007 and the three months ended December 31, 2009, our finance income was approximately $70.2 million, $115.3 million, $138.4 million and $11.0 million, respectively, and our net (loss) income was approximately $(90.7) million, $8.8 million, $52.3 million and $2.5 million, respectively. During these same periods our net cash collections were approximately $147.4 million, $208.0 million, $281.8 million and $29.4 million, respectively.

We were formed in 1994 as an affiliate of Asta Group, Incorporated, an entity owned by Arthur Stern, a board member, Gary Stern, our Chairman, President and Chief Executive Officer, and other members of the Stern family, to purchase, at a small discount to face value, retail installment sales contracts secured by motor vehicles. We became a public company in November 1995. In 1999, we decided to capitalize on our management’s more than 40 years of experience and expertise in acquiring and managing consumer receivable portfolios for Asta Group. As a result, we ceased purchasing automobile contracts and, with the assistance and financial support of Asta Group and a partner, purchased our first significant consumer receivable portfolio. Since then, Asta Group ceased acquiring consumer receivable portfolios and, accordingly, does not compete with us.

Our website address is www.astafunding.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive technical reference only.

We are a Delaware corporation whose principal executive offices are located at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Our telephone number is (201) 567-5648. Unless otherwise stated, all references to “us,” “our,” “Asta,” “we,” the “Company” and similar designations refer to Asta Funding, Inc.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” located on page 2 in our Annual Report on Form 10-K for the year ended September 30, 2009 on file with the Securities and Exchange Commission. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended. All statements, other than statements of historical facts, that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of the Securities Act and the Securities Exchange Act. We use the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and any document incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including the acquisition of consumer receivable portfolios, repayment of debt, working capital and general corporate purposes. Although we have no present plans or intentions, we may use a portion of the net proceeds to acquire or invest in complementary businesses. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we may use the net proceeds to reduce amounts outstanding under our revolving credit facility or to invest in investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges. We do not show earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

						Three Months
						Ended
	Year Ended September 30,					December 31,
	2009	2008	2007	2006	2005	2009	2008

Ratio of earnings to fixed charges	(13.35)	1.69	5.32	15.01	22.37	3.57	(2.73)

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of pre-tax income from continuing operations plus fixed charges and distributed income from equity investees. Fixed charges consists of interest expense, amortization expense and lease expense.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase any of the securities listed above; and

•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Under our certificate of incorporation, we are authorized to issue 30,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The following description summarizes information about our capital stock. You can obtain more comprehensive information about our capital stock by consulting our certificate of incorporation and by-laws, each as amended to date, as well as the Delaware General Corporation Law.

Common Stock

Each shareholder is entitled to cast one vote for each share of our common stock held. Dividends may be declared by the board of directors at any regular or special meeting. Before payment of any dividend, there may be set aside out of any of our funds available for dividends such sum as the board of directors, in its absolute discretion, deems proper as a reserve to meet contingencies or for any other corporate purpose. From December 2006 through September 2008, we paid a regular quarterly dividend of $0.04 per share, and since December 2008, we have paid a regularly quarterly dividend of $0.02 per share, but such dividend is subject to the discretion of the board of directors. Upon our liquidation, dissolution or winding up, the holders of shares of common stock would be entitled to share pro rata in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities and the payment of the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive or other subscription rights to purchase shares of our capital stock. All of the outstanding shares of our common stock are, and the shares issuable upon exercise of outstanding options and warrants will be, when issued, fully paid and nonassessable.

As of April 16, 2010, 14,598,124 shares of our common stock were outstanding, exclusive of existing options and warrants and the shares to be issued in this offering.

Preferred Stock

None of the 5,000,000 shares of preferred stock authorized by our certificate of incorporation is issued or outstanding. Our board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Asta without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock, including the loss of voting control to others.

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transaction from which the director derived improper personal benefit.

While our certificate of incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, our certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s or officer’s breach of his duty of care.

Our by-laws provide that we shall indemnify any person who was or is a party or threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Asta) by reason of the fact that such person is or was a director or officer of Asta or serving at the request of Asta, an officer, director or employee against expenses, judgment, fines and settlements reasonably incurred if:

•	such person acted in good faith;

•	in a manner he reasonably believed to be in, or not opposed to, the best interests of Asta; and

•	with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

No indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or other court shall determine upon application that, despite the adjudication of liability but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. We are only permitted to indemnify such person upon the determination by the board of directors or stockholders that such person has met the applicable standards of conduct for indemnification as described above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Certain Change of Control Provisions

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in certain business combinations with a 15% stockholder for a period of three years following the date that the person became a 15% stockholder, unless, with certain exceptions, the business combination or the transaction in which the person became a 15% stockholder is approved in a prescribed manner. Generally, the business combinations covered by this statute include:

•	a merger;

•	an asset or stock sale; and

•	other transaction resulting in a financial benefit to the 15% stockholder

In determining whether a stockholder is a 15% stockholder, the Delaware statute generally includes the voting shares owned by the stockholder and the stockholder’s affiliates and associates. The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

The above-mentioned provisions of Delaware law and of our certificate of incorporation and by-laws may have the effect of delaying, deterring or preventing a change in control of our company, may discourage bids for our common stock at a premium over the prevailing market price, and may adversely affect the market price, and the voting and other rights of the holders of our common stock.

Transfer Agent

The transfer agent for our common stock and preferred stock is American Stock Transfer & Trust Company.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF DEBT SECURITIES

We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title of the debt securities;

•	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;

•	the price or prices at which the debt securities will be issued;

•	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

•	the issue date or dates of the series and the maturity date of the series;

•	whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the currency of denomination of the securities;

•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

•	if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	the dates on which premium, if any, will be paid;

•	any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

•	other specific terms, including any additional events of default or covenants.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

Senior Debt

Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or selling, leasing or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

•	either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our or our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•	immediately after giving effect to such transactions, no Event of Default described under the caption “Events of Default and Remedies” below or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(6) any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	add additional provisions as may be expressly permitted by the Trust Indenture Act;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	change the method of computing the amount of principal or any interest of any debt security;

•	change or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid or the place of payment;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking or priority of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies,” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount; or

•	U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•	the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

•	the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Form of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we engage a warrant agent, each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $100,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may engage in “at the market” offerings of our common stock, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•	Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF SECURITIES

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey.

EXPERTS

The consolidated financial statements as of September 30, 2009 and 2008 and for each of the two years in the period ended September 30, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2009 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

The consolidated statements of operations, stockholders’ equity, and cash flows for the year ended September 30, 2007 incorporated by reference in this prospectus and registration statement have been so incorporated by reference in reliance upon the report of Eisner LLP, independent registered public accountants, given upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the SEC are incorporated in this registration statement by reference.

(a) Annual Report on Form 10-K for the year ended September 30, 2009, filed on December 29, 2009, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A filed on January 29, 2010.

(b) Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, filed on February 12, 2010.

(c) Definitive Proxy Statement filed on January 28, 2010.

(d) Current Reports on Form 8-K and amendments thereto filed on October 5, 2009, December 4, 2009, December 18, 2009, January 15, 2010, January 29, 2010, February 23, 2010, March 12, 2010 and March 30, 2010 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

(e) Description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, declared effective on November 13, 1995 (including any amendment or report filed with the SEC for the purpose of updating such description).

All reports and other documents that we file pursuant to Section 13(a) and 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a apart hereof from the date of filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, copies of these filings, excluding all exhibits unless an exhibit has been specifically incorporated by reference in such filings, at no cost, upon written or oral request made to:

Asta Funding, Inc.
210 Sylvan Avenue
Englewood Cliffs, NJ 07632
Robert J. Michel, Chief Financial Officer
(201) 567-5648

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus omits some information and exhibits included in the registration statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the SEC in Washington, D.C.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 Fifth Street, N.E., Washington, D.C. 20549. Copies of filings can be obtained from the Public Reference Room maintained by the SEC by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a website that contains reports, proxy and informational statements and other information filed electronically with the SEC at http://www.sec.gov.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Robert J. Michel, Chief Financial Officer, Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, telephone (201) 567-5648.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$7,130
Transfer agent’s and trustee’s fees and expenses	10,000
Printing and engraving expenses	5,000
Legal fees and expenses	25,000
Accounting fees and expenses	7,500
Miscellaneous	5,370

Total expenses	$60,000

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (“DGCL”), we may, subject to various exceptions and limitations, indemnify our directors and officers if any such director or officer is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including an action by or in our right by reason of fact that he is or was our director or officer), or is or was serving at our request of as a director or officer of another corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except in the case of any action by or in our right to procure a judgment in our favor, as to any matter which such person shall have been adjudicated to be liable for negligence or misconduct in the performance of his duty. We shall indemnify each of our directors or officers to the extent that they have been successful on the merits or otherwise in the defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with such action, suit, proceeding, claim, issue or matter. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for negligent breaches of such director’s fiduciary duties in certain circumstances. The foregoing statement is qualified in its entirety by the detailed provisions of Section 45 and 102 of the DGCL.

Our Certificate of Incorporation, as amended, and By-laws contain provisions with respect to the indemnification of directors and officers which provide for indemnification to the full extent provided by Delaware law as described above, including a provision which eliminates the liability of directors for negligent breaches of their fiduciary duties to us in certain circumstances. Our Certificate of Incorporation, as amended, also limits, to the fullest extent permitted by Delaware law, a director’s liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit. Delaware law does not eliminate a director’s duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

Item 16.	Exhibits.

Exhibit
Number		Description

1.1		Form of Underwriting Agreement for Equity Securities*
1.2		Form of Underwriting Agreement for Debt Securities*
4	.1.1	Certificate of Incorporation (Incorporated by reference to an exhibit to the Registrant’s Registration Statement on Form SB-2 (File No. 33-97212).)
4	.1.2	Amendment to Certificate of Incorporation (Incorporated by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the three months ended March 31, 2002.)
4.2		By laws (Incorporated by reference to an exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended September 30, 1998.)
4.3		Form of Common Stock Certificate*
4.4		Form of Articles Supplementary for Preferred Stock*
4.5		Form of Preferred Stock Certificate*
4.6		Form of Debt Security*
4.7		Form of Trust Indenture
4.8		Form of Warrant Agreement*
4.9		Form of Warrant Certificate*
4.10		Form of Unit Agreement*
5.1		Opinion of Lowenstein Sandler PC as to the legality of the securities
12.1		Statements regarding Computation of Ratios
23.1		Consent of Grant Thornton LLP
23.2		Consent of Eisner LLP
23.3		Consent of Lowenstein Sandler PC (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page to this Registration Statement)
25.1		Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (for Debt Securities)**
25.2		Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (for Subordinated Debt Securities)**

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection an offering of the offered securities.

**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) If this registration statement is permitted by Rule 430A, that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood Cliffs, New Jersey on April 21, 2010.

ASTA FUNDING, INC.

By:	/s/ Gary Stern
Gary Stern
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 21, 2010. Each person whose signature appears below as a signatory to this registration statement hereby constitutes and appoints Gary Stern and Robert J. Michel, or either one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, and any and all pre- or post-effective amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gary Stern Gary Stern	President, Chief Executive Officer and Chairman of the Board	April 21, 2010

/s/ Robert J. Michel Robert J. Michel	Chief Financial Officer	April 21, 2010

/s/ Arthur Stern Arthur Stern	Director	April 21, 2010

/s/ Herman Badillo Herman Badillo	Director	April 21, 2010

/s/ Edward Celano Edward Celano	Director	April 21, 2010

/s/ Harvey Leibowitz Harvey Leibowitz	Director	April 21, 2010

/s/ David Slackman David Slackman	Director	April 21, 2010

/s/ Louis A. Piccolo Louis A. Piccolo	Director	April 21, 2010